Exhibit 99.1

Xylem

1133 Westchester Ave., White Plains, NY 10604

Tel +1.914.323.5700 Fax +1.914.696.2960

FOR IMMEDIATE RELEASE

Contacts:
Media	Investors
Tom Glover	Phil De Sousa
+1-914-323-5891	+1-914-323-5930
Tom.Glover@xyleminc.com	Phil.DeSousa@xyleminc.com

Xylem Inc. reports fourth quarter and full-year 2011 results

•	Fourth quarter 2011 revenue of $1.0 billion, up 7 percent from fourth quarter 2010; full-year 2011 revenue of $3.8 billion, up 19 percent over prior year

•	Fourth quarter 2011 earnings per share of $0.28; adjusted earnings of $0.40 per share, up 5 percent over fourth quarter 2010 normalized earnings per share

•	Full-year 2011 earnings per share of $1.50; adjusted earnings of $1.93 per share, up 30 percent from 2010 normalized earnings per share*

•	Strong full-year cash generation of $388 million, 111 percent conversion of adjusted net income

WHITE PLAINS, N.Y., February 28, 2012 – Xylem Inc. (NYSE: XYL) today reported fourth quarter revenue of $1.0 billion, up 7 percent from the fourth quarter 2010, and net income of $52 million or $0.28 per share. Xylem, a leading global water technology company focused on solving the world’s most challenging water issues, was spun off from ITT Corporation on October 31, 2011. Excluding the impact of one-time separation costs and other special items, adjusted net income was $74 million or $0.40 per share, up 2 cents or 5 percent from the normalized earnings in the fourth quarter 2010.

“We drove solid business performance in 2011. We delivered revenue and earnings growth that reflected the strength of our core water and wastewater portfolio, as well as increased activity in the emerging markets, and solid returns from investments in our analytical instrumentation and dewatering businesses,” said Gretchen McClain, president and chief executive officer of Xylem. “All of this was accomplished as we worked through the successful launch of our new company. It is a testament to the dedication of our 12,500 employees who focus on solving our customers’ water challenges.”

For the fourth quarter, Xylem achieved adjusted operating margin of 12.0 percent, including incremental stand-alone costs of $5 million, which reduced margin by 50 basis points. Operating margin in the fourth quarter of 2010 was 11.9 percent.

For the full year 2011, Xylem revenue was $3.8 billion, up 19 percent over 2010. Excluding the impact of acquisitions and positive foreign currency translation, full-year organic revenue growth was 7 percent. Adjusted operating margin was 12.7 percent, up 60 basis points compared to 2010. The $5 million of incremental stand-alone cost incurred in the fourth quarter reduced full-year operating margin by 10 basis points. Full-year reported net income was $279 million, or

*

The 2010 normalized earnings per share reflect adjustments (including interest expense, stand-alone costs, and special tax items) to our GAAP results to better illustrate year-over-year performance. The normalized earnings are intended to give a representation of our performance had Xylem been a stand-alone company in 2010.

$1.50 per share. Adjusted net income, excluding the impact of the spinoff and other special items, was $358 million or $1.93 per share, up 45 cents or 30 percent from the normalized earnings in 2010. Strong performance from acquired businesses and working capital improvements helped generate $388 million of free cash flow during the year, which excludes $65 million of cash paid for spinoff-related costs. This represents a 111 percent conversion of adjusted net income.

Fourth Quarter and Full-Year 2011 Segment Results

Water Infrastructure

Xylem’s Water Infrastructure businesses provide equipment and services to water and wastewater transport and treatment, dewatering and analytical instrumentation markets.

•

Fourth-quarter 2011 revenue was $679 million, an increase of 9 percent compared with the fourth quarter 2010, up 6 percent organically. This reflects solid growth in dewatering and the emerging markets, particularly in treatment and analytical instrumentation.

•	Orders for the quarter increased 15 percent, 10 percent organically, to $589 million from the comparable period in 2010.

•

Fourth-quarter segment operating income, which included $6 million of spinoff-related costs, was $98 million. Adjusted operating income for the period, excluding the impact of the spinoff costs, was $104 million, up $3 million relative to the same period in 2010.

•

Full-year segment revenue was $2.42 billion, up 25 percent over the prior year. Full-year reported segment operating income was $343 million. Full-year adjusted operating income for the Water Infrastructure segment was $359 million, an increase of 30 percent or $83 million over the full year 2010.

Applied Water

Xylem’s Applied Water businesses provide equipment and services in the residential and commercial building services, industrial and agricultural markets.

•

Fourth quarter 2011 Applied Water segment revenue was $336 million, up 3 percent compared with the fourth quarter 2010, with growth in sales of energy-efficient solutions like the e-SV pump used in a wide range of applications, more than offsetting relative weakness in building services in the developed markets.

•	Orders of $330 million were essentially flat vs. the comparable period in 2010.

•

Fourth quarter segment operating income, which included $4 million of spinoff-related expenses, was $27 million. Excluding the impact of these special items, segment operating income was $31 million, up 15 percent or $4 million relative to the same period in 2010.

•

Full-year segment revenue was $1.44 billion, up 9 percent over the prior year. Full-year reported segment operating income was $160 million, including $13 million of spinoff- related expenses. Full-year adjusted segment operating income was $173 million, an increase of 9 percent or $15 million over 2010.

Full-year 2012 Outlook

Xylem forecasts full-year 2012 revenue in the range of $3.9 billion – $4.0 billion, representing year over year organic growth of 4 percent to 6 percent. Operating margins are anticipated to be in the range of 12.7 to 13.3 percent, excluding spinoff-related costs, but including incremental stand-alone costs of $25 to $30 million as Xylem completes its first full year as an independent company. These stand-alone costs will offset operating margin by 60 to 80 basis

2

points. Full-year 2012 adjusted net income is forecast to be $334 million to $362 million, for adjusted earnings per share of $1.80 to $1.95 for the full year 2012, which reflects expected growth of 8 to 17 percent over normalized 2011. Reported net income, which includes one-time separation costs, is anticipated to range from $319 million to $350 million, or $1.72 to $1.89.

“We’ve begun 2012 in a strong competitive and financial position,” McClain said. “We remain mindful of the pockets of weak economic activity in Europe, and less rapid growth in some of the emerging markets. With our applications expertise, customer focus, market-leading brands, large installed base and superior distribution in more than 150 countries, our portfolio is fundamentally well-positioned to continue growing at a rate faster than the global market. Further, we will continue investing in attractive opportunities, deploying resources to continue growing our core businesses through new product development and innovative applications, while maintaining our ability to make attractive acquisitions.”

More detail available

Supplemental information on Xylem’s fourth quarter and full-year 2011 earnings, including reconciliations for certain non-GAAP items, is posted at investors.xyleminc.com.

About Xylem

Xylem (XYL) is a leading global water technology provider, enabling customers to transport, treat, test and efficiently use water in public utility, residential and commercial building services, industrial and agricultural settings. The company does business in more than 150 countries through a number of market-leading product brands, and its people bring broad applications expertise with a strong focus on finding local solutions to the world’s most challenging water and wastewater problems. Launched in 2011 from the spinoff of the water-related businesses of ITT Corporation, Xylem is headquartered in White Plains, N.Y., with 2011 annual revenues of $3.8 billion and 12,500 employees worldwide.

The name Xylem is derived from classical Greek and is the tissue that transports water in plants, highlighting the engineering efficiency of our water-centric business by linking it with the best water transportation of all — that which occurs in nature. For more information, please visit us at www.xyleminc.com.

Forward-Looking Statements

This document contains information that may constitute “forward-looking statements.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target” and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

These forward-looking statements include, but are not limited to, statements about the separation of Xylem Inc. (the “Company”) from ITT Corporation, the terms and the effect of the separation, the nature and impact of the separation, capitalization of the Company, future strategic plans and other statements that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to orders, sales, operating margins and earnings per share growth, and statements expressing general views about future operating results — are forward-looking statements.

3

Caution should be taken not to place undue reliance on any such forward-looking statements because they involve risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those set forth in our Registration Statement on Form 10, and those described from time to time in subsequent reports filed with the Securities and Exchange Commission.

###

4

XYLEM INC. AND SUBSIDIARIES

CONSOLIDATED AND COMBINED INCOME STATEMENTS

(In Millions, except per share data)

Year Ended December 31,	2011	2010	2009
Revenue	$3,803	$3,202	$2,849
Cost of revenue	2,342	1,988	1,812

Gross profit	1,461	1,214	1,037
Selling, general and administrative expenses	877	737	667
Research and development expenses	100	74	63
Separation costs	87	—	—
Restructuring and asset impairments charges, net	2	15	31

Operating income	395	388	276
Interest expense	17	—	—
Other non-operating income, net	5	—	1

Income before taxes	383	388	277
Income tax expense	104	59	14

Net income	$279	$329	$263

Earnings per share:
Basic	$1.51	$1.78	$1.42
Diluted	$1.50	$1.78	$1.42
Weighted average number of shares – Basic	185.1	184.6	184.6
Weighted average number of shares – Diluted	185.3	184.6	184.6

XYLEM INC. AND SUBSIDIARIES

CONSOLIDATED AND COMBINED BALANCE SHEETS

(In Millions, except per share amounts)

December 31,	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$318	$131
Receivable, less allowances for discounts and doubtful accounts of $37 and $32 in 2011 and 2010, respectively	756	690
Inventories, net	426	389
Prepaid assets	97	79
Deferred income tax assets	45	47

Total current assets	1,642	1,336

Property, plant and equipment, net	463	454
Goodwill	1,610	1,437
Other intangible assets, net	505	416
Other non-current assets	173	92

Total assets	$4,393	$3,735

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$322	$309
Accrued and other current liabilities	490	340
Short-term borrowings and current maturities of long-term debt	5	—

Total current liabilities	817	649

Long-term debt	1,201	4
Accrued postretirement benefits	316	163
Deferred income tax liabilities	165	99
Other non-current accrued liabilities	67	101

Total liabilities	2,566	1,016

Commitments and contingencies Stockholders’ equity:
Common Stock - par value $0.01 per share:
Authorized 750.0 shares, issued 184.6 shares	2	—
Capital in excess of par value	1,663	—
Retained earnings	40	—
Parent company investment	—	2,682
Accumulated other comprehensive income	122	37

Total stockholders’ equity	1,827	2,719

Total liabilities and stockholders’ equity	$4,393	$3,735

XYLEM INC. AND SUBSIDIARIES

CONSOLIDATED AND COMBINED CASH FLOWS

(In Millions)

Year Ended December 31,	2011	2010	2009
Operating Activities
Net income	$279	$329	$263
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	137	92	70
Deferred income taxes	8	(31)	(36)
Share-based compensation	13	9	9
Non-cash separation costs	10	—	—
Restructuring charges, net	2	15	31
Payments of restructuring	(7)	(22)	(40)
Changes in assets and liabilities (net of acquisitions):
Changes in receivables	(61)	(45)	45
Changes in inventories	(18)	7	62
Changes in accounts payable	(9)	41	(38)
Changes in accrued liabilities	53	12	(11)
Changes in accrued taxes	56	(17)	(1)
Net changes in other assets and liabilities	(14)	5	16

Net Cash - Operating activities	449	395	370

Investing Activities
Capital expenditures	(126)	(94)	(62)
Proceeds from the sale of property, plant and equipment	11	4	11
Acquisitions of businesses and assets, net of cash acquired	(309)	(1,004)	(33)
Other, net	1	1	—

Net Cash - Investing activities	(423)	(1,093)	(84)

Financing Activities
Net transfer (to)/from parent	(995)	745	(292)
Issuance of short-term debt	5	—	—
Issuance of senior notes, net of discount	1,198	—	—
Principal payments of debt and capital lease obligations	(8)	—	—
Proceeds from exercise of employee stock options	1	—	—
Payments of debt issuance costs	(10)	—	—
Dividends paid	(19)	—	—

Net Cash - Financing activities	172	745	(292)

Effect of exchange rate changes on cash	(11)	3	6

Net change in cash and cash equivalents	187	50	—
Cash and cash equivalents at beginning of year	131	81	81

Cash and cash equivalents at end of year	$318	$131	$81

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Income taxes (net of refunds received)	$64	$110	$52

Xylem Inc. Non-GAAP Measures

Management views key performance indicators including revenue, segment operating income and margins, orders growth, and backlog, among others. In addition, we consider certain measures to be useful to management and investors evaluating our operating performance for the periods presented, and provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for revenues, operating income, net income or net cash from continuing operations as determined in accordance with GAAP. We consider the following non-GAAP measures, which may not be comparable to similarly titled measures reported by other companies, to be key performance indicators:

“Organic revenue” and “Organic orders” defined as revenue and orders, respectively, excluding the impact of foreign currency fluctuations, intercompany transactions, and contributions from acquisitions and divestitures. Divestitures include sales of portions of our business that did not meet the criteria for classification as a discontinued operation or insignificant portions of our business that we did not classify as a discontinued operation. The period-over-period change resulting from foreign currency fluctuations assumes no change in exchange rates from the prior period.

“EBITDA” defined as earnings before interest, taxes, depreciation, amortization expense, and share-based compensation. “Adjusted EBITDA” reflects the adjustment to EBITDA to exclude for one-time separation costs associated with the Xylem spin-off from ITT Corporation.

“Operating Income * ” and “Adjusted EPS” defined as operating income and earnings per share, adjusted to exclude one-time separation costs associated with the Xylem spin-off from ITT Corporation and tax-related special items.

“Normalized EPS” defined as earnings per share, adjusted to exclude one-time separation costs associated with the Xylem spin-off from ITT Corporation and tax-related special items, as well to reflect the incremental current period amount of interest expense and stand alone costs in the prior comparable period.

“Free Cash Flow” defined as net cash from operating activities, as reported in the Statement of Cash Flow, less capital expenditures and other significant items that impact current results which management believes are not related to our ongoing operations and performance. Our definition of free cash flows does not consider non-discretionary cash payments, such as debt.

Xylem Inc. Non-GAAP Reconciliation

Reported vs. Organic Order Growth

($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)
		(A)	(B)		(C)	(D)	(E)	(F) = B+C+D+E	(G) = F/A
	Orders	Orders	Change 2011 v. 2010	% Change 2011 v. 2010	Acquisitions / Divestitures	FX Contribution	Eliminations	Change Adj. 2011 v. 2010	% Change Adj. 2011 v. 2010
	2011	2010
Year Ended December 31, 2011

Xylem Inc.	3,847	3,237	610	18.8%	(272)	(120)	—	218	6.7%

Water infrastructure	2,454	1,941	513	26.4%	(272)	(96)	1	146	7.5%
Applied Water	1,452	1,352	100	7.4%	—	(27)	(1)	72	5.3%

Quarter Ended December 31, 2011

Xylem Inc.	905	836	69	8.3%	(24)	5	—	50	6.0%

Water infrastructure	589	514	75	14.6%	(24)	4	(5)	50	9.7%
Applied Water	330	331	(1)	-0.3%	—	1	(1)	(1)	-0.3%

Quarter Ended September 30, 2011

Xylem Inc.	966	810	156	19.3%	(41)	(42)	—	73	9.0%

Water infrastructure	621	504	117	23.2%	(41)	(33)	5	48	9.5%
Applied Water	358	322	36	11.2%	—	(10)	—	26	8.1%

Quarter Ended June 30, 2011

Xylem Inc.	998	822	176	21.4%	(91)	(70)	—	15	1.8%

Water infrastructure	632	498	134	26.9%	(91)	(55)	2	(10)	-2.0%
Applied Water	383	341	42	12.3%	—	(17)	1	26	7.6%

Quarter Ended March 31, 2011

Xylem Inc.	978	769	209	27.2%	(116)	(13)	—	80	10.4%

Water infrastructure	612	425	187	44.0%	(116)	(12)	(1)	58	13.6%
Applied Water	381	358	23	6.4%	—	(1)	(1)	21	5.9%

Xylem Inc. Non-GAAP Reconciliation

Reported vs. Organic Revenue

($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)
		(A)	(B)		(C)	(D)	(E)	(F) = B+C+D+E	(G) = F/A
	Revenue	Revenue	Change 2011 v. 2010	% Change 2011 v. 2010	Acquisitions / Divestitures	FX Contribution	Eliminations	Change Adj. 2011 v. 2010	% Change Adj. 2011 v. 2010
	2011	2010
Year Ended December 31, 2011

Xylem Inc.	3,803	3,202	601	18.8%	(264)	(111)	—	226	7.1%

Water infrastructure	2,416	1,930	486	25.2%	(264)	(87)	2	137	7.1%
Applied Water	1,444	1,327	117	8.8%	—	(28)	(1)	88	6.6%

Quarter Ended December 31, 2011

Xylem Inc.	1,003	935	68	7.3%	(27)	6	—	47	5.0%

Water Infrastructure	679	622	57	9.2%	(27)	5	1	36	5.8%
Applied Water	336	327	9	2.8%	—	1	(1)	9	2.8%
Quarter Ended September 30, 2011

Xylem Inc.	939	806	133	16.5%	(42)	(39)	—	52	6.5%

Water infrastructure	584	488	96	19.7%	(42)	(30)	1	25	5.1%
Applied Water	368	331	37	11.2%	—	(10)	1	28	8.5%

Quarter Ended June 30, 2011

Xylem Inc.	971	775	196	25.3%	(85)	(65)	—	46	5.9%

Water infrastructure	602	443	159	35.9%	(85)	(50)	1	25	5.6%
Applied Water	385	346	39	11.3%	—	(18)	—	21	6.1%

Quarter Ended March 31, 2011

Xylem Inc.	890	686	204	29.7%	(110)	(13)	—	81	11.8%

Water infrastructure	551	377	174	46.2%	(110)	(12)	(1)	51	13.5%
Applied Water	355	323	32	9.9%	—	(1)	(1)	30	9.3%

Xylem Inc. Non-GAAP Reconciliation

Normalized and Adjusted Operating Income and Earnings Per Share (EPS)

($ Millions, except per share amounts)

	Q4 ’10				Q4 ’11
	As Reported	Adjustments		Normalized	As Reported	Adjustments		Adjusted
Total Revenue	935			935	1,003			1,003
Operating Income	111	(5	)a	106	100	20	g	120
Operating Margin	11.9%		b	11.4%	9.9%			11.9%
Interest Income (Expense)	—	(14)		(14)	(13)			(13)
Other Income (Expense)	—			—	(1)			(1)

Income before Taxes	111	(19)		92	85	20		105
Provision for Income Taxes	(14)	(9	)f	(23)	(33)	2	h	(31)

Net Income	97	(28)		69	52	22		74

Diluted Shares	184.6			184.6	185.3			185.3

Diluted EPS	$0.53	$(0.15)		$0.38	$0.28	$0.12		$0.40

	FY ’10				FY ’11
	As Reported	Adjustments		Normalized	As Reported	Adjustments		Adjusted
	3,202			3,202	3,803			3,803
Operating Income	388	(5	)a	383	395	87	d	482
	12.1%		b	11.9%	10.4%			12.7%
Interest Income (Expense)	—	(14)		(14)	(17)			(17)
Other Income (Expense)	—			—	5			5

Income before Taxes	388	(19)		369	383	87		470
Provision for Income Taxes	(59)	(37	)c	(96)	(104)	(7	)e	(111)

Net Income	329	(56)		273	279	80		359

Diluted Shares	184.6			184.6	185.3			185.3

Diluted EPS	$1.78	$(0.30)		$1.48	$1.50	$0.43		$1.93

a	Equals incremental stand alone costs incurred in 2011 of $5M
b	Represents incremental interest expense on long-term debt that was incurred in 2011
c	Represents net tax impact of above items, less 2010 special tax items of $43M
d	Represents one-time separation costs incurred in 2011
e	Represents the tax benefit on one time separation costs of $15M, less special tax items of $7M
f	Represents net tax impact on stand alone and interest expenses, less Q4 2010 special tax items of $15M
g	One time separation costs incurred in Q4 2010
h	Represents net tax impact of one time separation costs

Xylem Inc. Non-GAAP Reconciliation

Adjusted Diluted EPS

2011 and 2010

($ Millions, except per share amounts)

	Q1 2011	Q2 2011	Q3 2011	Q4 2011	FY 2011
Net Income	78	72	77	52	279
Separation costs, net of tax	2	27	25	18	72

Adjusted Net Income before Special Tax Items	80	99	102	70	351

Special Tax Items		4	(1)	4	7

Adjusted Net Income	80	103	101	74	358

Diluted Earnings per Share	$0.42	$0.39	$0.42	$0.28	$1.50
Separation costs per Share	$0.01	$0.15	$0.13	$0.10	$0.39

Adjusted diluted EPS before Special Tax Items	$0.43	$0.54	$0.55	$0.38	$1.89
Special Tax Items per Share	$0.00	$0.02	($0.01)	$0.02	$0.04

Adjusted diluted EPS	$0.43	$0.56	$0.54	$0.40	$1.93

	Q1 2010	Q2 2010	Q3 2010	Q4 2010	FY 2010
Net Income	56	85	91	97	329
Separation costs, net of tax	—	—	—	—	—

Adjusted Net Income before Special Tax Items	56	85	91	97	329

Special Tax Items	(6)	(11)	(11)	(15)	(43)

Adjusted Net Income	50	74	80	82	286

Diluted Earnings per Share	$0.30	$0.46	$0.49	$0.53	$1.78
Adjusted diluted EPS before Special Tax Items	$0.30	$0.46	$0.49	$0.53	$1.78
Special Tax Items per Share	($0.03)	($0.06)	($0.05)	($0.09)	($0.23)

Adjusted diluted EPS	$0.27	$0.40	$0.44	$0.44	$1.55

Xylem Inc. Non-GAAP Reconciliation

Segment Operating Income

($ Millions)

Adjusted Segment Operating Income

	Q1		Q2		Q3		Q4		FY
	’11	’10	’11	’10	’11	’10	’11	’10	’11	’10
Total Revenue
• Water Infrastructue	551	377	602	443	584	488	679	622	2,416	1,930
• Applied Water	355	323	385	346	368	331	336	327	1,444	1,327

Operating Income
• Water Infrastructue	64	45	94	57	87	73	98	101	343	276
• Applied Water	46	40	50	51	37	40	27	27	160	158

Separation Costs
• Water Infrastructue	—	—	2	—	8	—	6	—	16	—
• Applied Water	—	—	—	—	9	—	4	—	13	—

Adjusted Operating Income*
• Water Infrastructue	64	45	96	57	95	73	104	101	359	276
• Applied Water	46	40	50	51	46	40	31	27	173	158

Operating Margin
• Water Infrastructue	11.6%	11.9%	15.6%	12.9%	14.9%	14.9%	14.4%	16.2%	14.2%	14.3%
• Applied Water	13.0%	12.4%	13.0%	14.7%	10.0%	12.0%	8.0%	8.3%	11.1%	11.9%

Adjusted Operating Margin*
• Water Infrastructue	11.6%	11.9%	15.9%	12.9%	16.3%	14.9%	15.3%	16.2%	14.9%	14.3%
• Applied Water	13.0%	12.4%	13.0%	14.7%	12.5%	12.0%	9.2%	8.3%	12.0%	11.9%

*	Adjusted Operating Income excludes non-recurring separation costs

Xylem Inc. Non-GAAP Reconciliation

Net Cash - Operating Activities vs. Free Cash Flow

Years ended 2011 & 2010

($ Millions)

	Year Ended
	2011	2010
Net Cash - Operating Activities	449	395
Capital Expenditures	(126)	(94)

Free Cash Flow, including separation costs	323	301
Separation Costs (Cash Paid incl. Capex)	65	—

Free Cash Flow, excluding separation costs	388	301

Net Income	279	329
Separation Costs, net of tax	72	—

Adjusted Net Income	351	329

Free Cash Flow Conversion	111%	91%

Xylem Inc. Non- GAAP Reconciliation

Guidance

($ Millions, except per share amounts)

								Illustration of Mid Point Guidance
2012 Guidance
	FY ’11							FY ’12
	As Reported	Adjustments		Adjusted	Adjustments		Normalized	As Reported	Adjustments		Adjusted
Total Revenue	3,803			3,803			3,803	3,950			3,950
Segment Operating Income	503	29	a	532	(8	)d	524	577	8	h	585
Segment Operating Margin	13.2%			14.0%			13.8%	14.6%			14.8%
Corporate Expense	108	(58	)b	50	20	e	70	81	(10	)h	71

Operating Income	395	87		482	(28)		454	496	18		514

Operating Margin	10.4%			12.7%			11.9%	12.6%			13.0%
Interest Expense	(17)			(17)	(39	)f	(56)	(51)			(51)
Other Non-Operating Income (Expense)	5			5			5	—			—

Income before Taxes	383	87		470	(67)		403	445	18		463

Provision for Income Taxes	(104)	(7	)c	(111)	16	g	(95)	(111)	(5	)i	(116)

Net Income	279	80		359	(51)		308	334	13		347

Diluted Shares	185.3						185.3	185.8			185.8

Diluted EPS	$1.50	$0.43		$1.93	$(0.27)		1.66	1.80	0.07		1.87

a	One time separation costs incurred at the segment level
b	One time separation costs incurred at the corporate level
c	Net tax impact of above items, plus the addition of 2011 special tax items
d	Incremental stand alone costs to be incurred in 2012 at the segment level ($8M)
e	Incremental stand alone costs to be incurred in 2012 at the corporate level ($20M)
f	Incremental interest expense on long-term debt to be incurred in 2012
g	Tax impact of incremental interest expense and stand alone costs to be incurred in 2012
h	Expected one time separation costs of $8M and $10M to be incurred at the segments and headquarters, respectively.
i	Tax impact of one time separation costs expected to be incurred in 2012.